                                                                     Exhibit 5.1


Barristers & Solicitors                                      WeirFoulds LLP




March 3, 2008                                                Andrew W. H. Tam
                                                             T: 416-947-5071
                                                             atam@weirfoulds.com

                                                             File 11628.00001


Canadian Solar Inc.
199 Lushan Road
Suzhou New District
Suzhou 215129
People's Republic of China

Dear Sirs/Madames:

Re: Canadian Solar Inc. (the "Company")

We have acted as special legal counsel to the Company in Canada in connection with the filing with the U.S. Securities and Exchange Commission (the "SEC") on March 3, 2008 of a registration statement on Form F-3 (the "Registration Statement") relating to the registration under the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act"), of US$75,000,000 in aggregate principal amount of 6.0% Convertible Senior Notes issued December 10, 2007 and due December 15, 2017 (the "Notes") and any common shares of the Company (the "Note Shares") which may be issuable upon due exercise of the conversion rights granted pursuant to the Notes.

For the purposes of rendering the opinions set out below, we have examined a copy of the Registration Statement. We have also reviewed the Articles of Continuance of the Company dated June 1, 2006 (and all amendments thereto), the by-laws of the Company dated June 1, 2006, a certificate of an officer of the Company dated March 3, 2008 (a copy of which is annexed hereto) (the "Officer's Certificate") and made such inquiries and examined such questions of law as we have deemed necessary in order to render such opinions.

In rendering the opinion expressed in Paragraph 1 below, we have relied solely, as to the existence of the Company, upon a Certificate of Compliance issued in respect of the Company by Industry Canada on March 3, 2008 (the "Certificate of Compliance").

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to originals of all copies (whether or not certified) examined by us, and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us, that all changes thereto have been marked or otherwise drawn to our attention, and (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us.


The Exchange Tower, Suite 1600              Telephone     416-365-1110
P.O. Box 480, 130 King Street West          Facsimile     416-365-1876
Toronto, Ontario, Canada   M5X 1J5          Website       www.weirfoulds.com

Barristers & Solicitors                                           WeirFoulds LLP



We have not been instructed to undertake and have not undertaken any further inquiry or due diligence in relation to the transaction or transactions which are the subject of this opinion. The opinions set out below are given only as to and based on circumstances and matters of fact existing as at the date hereof and of which we are aware consequent upon the instructions we have received in relation to the subject matter hereof and as to the laws of Canada as the same are in force at the date hereof. In giving this opinion, we have relied upon the completeness and accuracy (and assumed the continuing completeness and accuracy as of the date hereof) of the Officer's Certificate as to matters of fact and the Certificate of Compliance without further verification, and have relied upon the foregoing assumptions, which we have not independently verified.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Canada. This opinion is to be governed by and construed in accordance with the laws of Canada and is limited to and is given on the basis of the current law and practice in Canada.

On the basis and subject to the foregoing, we are of the opinion that:

1. The Company is a company organized, existing and in good standing under the Canada Business Corporations Act.

2. Upon due exercise of the conversion rights granted to holders of the Notes in accordance with their terms, including, without limitation, payment of the applicable conversion price, the Note Shares will be validly issued, fully paid and non-assessable common shares in the capital of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions "Enforceability of Civil Liabilities" and "Legal Matters" in the prospectus forming part of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act, or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the SEC promulgated thereunder.


Yours truly,

WeirFoulds LLP

/s/ WeirFoulds LLP

AT/lb
Encls.